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                                                                  EXHIBIT 10-J.2




                         INTERIM PERFORMANCE AWARD PLAN


                           Washington Energy Company


                                December 7, 1994
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RATIONALE

In place of the current performance share plan, Washington Energy recommends the implementation of an interim performance award plan to accomplish the following purpose:

To develop an award structure for the new executive management team to motivate and reward attainment of new financial and strategic goals reflecting the successful reorganization of the company.

On the following pages are recommended specifications for a new plan.





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INTERIM PERFORMANCE AWARD PLAN SPECIFICATIONS

                                                                                       Comments
Eligibility          All current performance share plan               Retirees would not be eligible and would
                     participants who are active employees on         just continue under their existing
                     October 1, 1994.                                 cycles.

Performance          Four years                                       Reflects restructuring plans.
Cycle                October 1, 1994 -
                     September 30, 1998


Award                Total Shareholder Return (TSR)                   TSR is an appealing measure to use where
Measures                                                              shareholder value creation is a primary
                                                                      strategic objective.  See discussion of
                                                                      TSR and suggested award measures on page
                                                                      4.

Award                                                                   Recommended             Typical
Opportunities                                                             Units*                 Range
                                                                      ----------------------------------------
                     CEO                                                  11,400              9,500-15,000
                     CFO, SRVP - Operations                                7,800              6,500-10,500
                     SRVP - Legal and HR                                   4,500               3,500-6,000
                     VP - Supply and Administration,
                     President WES
                     Other VPs and                                                             2,000-3,500
                     SRVP - Public Affairs
                                                                            *Unit equals cash value of one
                                                                             share of WECO common stock.


Grant                This is a one-time only special grant.
Frequency            A new ongoing performance plan will be
                     initiated in the following year.


Vesting of           Vesting of a percentage of total units           If a cumulative award target is met at
Shares               would be made annually based on                  the end of the cycle, the Compensation
                     achievement of                                   Committee has discretion to vest
                     performance targets.                             remaining shares not previously vested
                                                                      through achievement of annual targets.
                     1995             15%
                     1996             15%
                     1997             30%
                     1998             40%


Award                Paid in cash at the end of the                   Cash plan would not be subject to
Payments             performance cycle.                               shareholder approval.


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
Dividends            Dividend equivalents on total target             Dividends are assumed to be reinvested
                     units would be accrued during the                in stock equivalents.
                     performace period.  Payment would be
                     made at the end of the cycle for the
                     percentage that was vested.

Termination          Participants must be active employees at         Death, retirement, or disability of the
                     the end of the performance cycle                 executive would be the only exceptions
                     (9/30/98) to be eligible for any award           to this.  In that case, payment would be
                     payments.                                        made for vested units earned to date.




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TOTAL SHAREHOLDER RETURN

Definition of TSR   =   Appreciation in stock Price + Dividends*
                        ----------------------------------------
                                  Beginning Stock Price

-   TSR can be measured annually or cumulatively over a period of time.

- The beginning stock price will be equal to the average of the high and low prices of stock for each day of the month of September 1994. The ending stock price for the annual calculations will be the average of high and low for each day of September in 1995, 1996, 1997, and 1998.

*The proxy TSR chart and the dividend equivalents in the plan assume reinvestment of dividends in stock. However, for purposes of calculating TSR in the award formula below, no reinvestment of dividends is assumed for Washington Energy or the comparator group.

RECOMMENDED APPROACH

                                                               Annual Earned
                                                              Vesting Percent
                                                              ---------------
                   Cumulative              75th %ile               100%
                   Relative TSR
                   Compared to             50th %ile                50%
                   AGA Member
                   Distribution            30th %ile                30%
                   Companies with
                   Total                   Less than                 0%
                   Capitalization          30th %ile
                   >$200 Million

- There is also a minimum 7.5% Absolute TSR that must be achieved annually for any vesting to occur in that year. The Compensation Committee has the discretion to adjust the minimum Absolute TSR as it deems appropriate to reflect issues such as extraordinary items or dividends paid but not earned.

- At the end of the performance cycle, if the cumulative Relative TSR is greater than or equal to the 50th percentile, the Compensation Committee can choose to vest any portion (or all) of the remaining shares.



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EXAMPLE:  VP (2,700 INTERIM UNITS)

                              Annual      Cumulative
           Annual Vesting    Absolute    Relative TSR    Annual Earned    Units
            Opportunity        TSR         %ile            Vesting %      Earned
--------------------------------------------------------------------------------
1995       15%         405        4%      55%ile               0%              0
1996       15%         405        8%      65%ile              50%            203
1997       30%         810       12%      75%ile             100%            810
1998       40%       1,080       12%      70%ile              50%            540
          ---        -----                                                 -----
          100%       2,700                                                 1,553

Since the cumulative TSR was greater than the 50th percentile at the end of the performance cycle, the Compensation Committee cold choose to vest additional units up to the maximum (2,700) number of units.





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